First Interstate BancSystem, Inc. Announces Dividend

Company Release: March 23, 2012

First Interstate BancSystem, Inc.'s (Nasdaq: FIBK) Board of Directors, at a meeting held on March 22, 2012, declared a dividend of $0.12 per common share. The dividend is payable on April 18, 2012 to owners of record on April 4, 2012.
First Interstate BancSystem, Inc. is a financial services holding company, headquartered in Billings, Montana, with $7.3 billion in assets as of December 31, 2011. It is the parent company of First Interstate Bank, a community bank operating 71 offices throughout Montana, Wyoming, and South Dakota. A recognized leader in community banking services with 24 consecutive years of profitability, First Interstate remains a family business whose culture is driven by strong family and corporate values, as well as a commitment to long-term organic growth, exemplary customer service, exceeding customer expectations through its products and services and supporting with leadership and resources, the communities it serves.

Contact:
Marcy Mutch
Investor Relations
First Interstate BancSystem, Inc.
401 North 31st Street
Billings, Montana 59116
+1 406-255-5322
investor.relations@fib.com